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                                   EXHIBIT 5.1

                               OPINION OF COUNSEL
                                [WSGR LETTERHEAD]

November 10, 2000

The Santa Cruz Operation, Inc.
425 Encinal Street
Santa Cruz, California 95061-1900

       RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

       We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about November 10, 2000 (the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of 1933, as amended, of 4,257,500 shares of Common Stock (the "SHARES"), 3,275,000 of which are presently issued and outstanding; 982,500 of which will be issued upon the exercise of outstanding warrants; and all of which will be sold by certain selling shareholders (the "SELLING SHAREHOLDERS").

       We assume that the Shares are to be sold as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with said sale and issuance of the Shares.

       It is our opinion that the 3,275,000 Shares to be sold by the Selling Shareholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable, and the 982,500 Shares issued upon exercise of outstanding warrants in accordance with the terms stated therein and also to be sold by the Selling Shareholders pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectuses constituting a part thereof, and any amendment thereto.

                                     Very truly yours,

                                     /s/ Wilson Sonsini Goodrich & Rosati, P.C.

                                     WILSON SONSINI GOODRICH & ROSATI.
                                     Professional Corporation